                                     EXHIBIT 8

                                   NEXTNET, INC.

                          RIGHT OF FIRST REFUSAL AGREEMENT

     This Right of First Refusal Agreement (the "AGREEMENT") is made and entered into as of September 21, 1998 by and among Racotek, Inc. ("RACOTEK"), NextNet, Inc., a Delaware corporation (the "COMPANY"), and the holders of Series B Preferred Stock of the Company listed on EXHIBIT A to this Agreement (each a "SERIES B PURCHASER" and together with Racotek, the "INVESTORS").

                                      RECITALS

     The Company and Racotek have entered into a Series A Preferred Stock Purchase Agreement (the "SERIES A PURCHASE AGREEMENT"), of even date herewith, pursuant to which the Company desires to sell to Racotek and Racotek desires to purchase from the Company shares of the Company's Series A Preferred Stock. The Company and the Series B Purchasers have entered into a Series B Preferred Stock Purchase Agreement (the "SERIES B PURCHASE AGREEMENT"), of even date herewith, pursuant to which the Company desires to sell to the Series B Purchasers and the Series B Purchasers desire to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to Racotek's obligations under the Series A Purchase Agreement and to the Series B Purchasers' obligations under the Series B Purchase Agreement is that the Company, Racotek and the Series B Purchasers enter into this Agreement in order to provide the Investors the opportunity to purchase, upon the terms and conditions set forth in this Agreement, shares of the Company's Preferred Stock or Common Stock issued upon conversion of such Preferred Stock (the "SHARES") in the event that an Investor proposes to sell or transfer such Shares.

                                     AGREEMENT

     The parties agree as follows:

          1. COMPANY RIGHT OF FIRST REFUSAL. Before any Shares held by an Investor or any transferee of an Investor (either being referred to herein as the "HOLDER") may be sold or otherwise transferred to any person or entity (each a "PROPOSED TRANSFEREE"), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 1 (the "RIGHT OF FIRST REFUSAL").

               1.1 NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company and to each Investor a written notice stating: (A) the Holder's bona fide intention to sell or otherwise transfer such Shares; (B) the name of each Proposed Transferee; (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer (the "NOTICE"). The Holder shall offer the Shares at the same price (the "OFFERED PRICE") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

               1.2 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within 30 days after receipt of the Notice or for such period of time as required so that exercise of the Right of First Refusal does not constitute a significant redemption under Section 1202(c)(3)(b) of the Internal Revenue Code of 1986, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Subsection 1.3 below.

               1.3 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Shares purchased by the Company or its assignee(s) under this Section 1 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

               1.4 PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

     2.   INVESTORS' RIGHT OF FIRST REFUSAL.

          2.1 ASSIGNMENT OF COMPANY RIGHT OF FIRST REFUSAL. The Company agrees that in the event that the Company declines to exercise in full the Right of First Refusal set forth in Section 1, the Company will provide each Investor with notice (the "COMPANY NOTICE") of such determination at least fifteen (15) days after the end of the period in which the Right of First Refusal expires pursuant to Section 1.2. Each Investor shall then have the right to submit, prior to the end of such period, notice of its irrevocable commitment to exercise such Right of First Refusal within thirty (30) days after receipt of the Company Notice. As the Company's assignee, each Investor shall have the right to exercise the Right of First Refusal on a pro rata basis which shall be determined by the number of shares of Common Stock of the Company issued or issuable upon conversion of Preferred Stock, or Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (the "CONVERSION SHARES") held by such Investor relative to the aggregate number of Conversion Shares held by all Investors. If any Investors do not exercise their right of first refusal, the Shares that would otherwise be allocated to such non-exercising Investors shall be allocated to each exercising Investor on a pro-rata basis (based upon the number of Conversion Shares held by such exercising Investor relative to the aggregate number of Conversion Shares held by all such exercising Investors). Upon expiration or exercise of the Right of First Refusal, the Company will provide notice to all Investors as to whether or not the Right of First Refusal has been or will be exercised by the Company or the Investors.

          2.2 NO ADVERSE EFFECT. The exercise or non-exercise of the Right of First Refusal of the Investors hereunder shall not adversely affect their rights to exercise the Right of First Refusal in the event of subsequent proposed sales of Shares by an Investor.

          2.3 HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in Section 1 or the Investors as provided in this Section 2, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Company Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees and the Investors shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

     3.   TRANSFER RESTRICTIONS.

          3.1  RIGHTS UPON PROHIBITED TRANSFERS.

               Any attempt by an Investor to transfer Shares in violation of this Agreement shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Shares without the written consent of the holders of a majority of the Conversion Shares. In addition, the Company may proceed to protect and enforce its rights by suit in equity or by action at law, whether for specific performance of any term certified in this Agreement, or for an injunction agreement to breach any such term or performance or the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Company to rule one or more of such actions.

          3.2 LEGENDED CERTIFICATES. Each certificate representing shares of the Company owned by any Investor shall bear the following legend:

          "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     4.        TERMINATION.

                    4.1 TERMINATION EVENTS. Except as otherwise provided herein, this Agreement shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by Racotek in connection with any such event):

                         (a)  The liquidation, dissolution or indefinite
cessation of the business operations of the Company;

                         (b)  The execution by the Company of a general
assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

                         (c)  The consummation of the Company's initial public
offering of shares of its Common Stock; provided that all shares of the Company's Preferred Stock are converted into Common Stock prior to or in connection with such offering; or

                         (d)  The sale, conveyance, disposal, or encumbrance of
all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, PROVIDED that this Section 4.1(d) shall not apply a merger effected exclusively for the purpose of changing the domicile of the Company.

                    4.2  REMOVAL OF LEGEND.   At any time after the termination
of this Agreement in accordance with Section 4.1, any holder of a stock certificate legended pursuant to Section 3.2 may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

               5.   MISCELLANEOUS.

                    5.1 PERMITTED TRANSFERS. Neither the Company nor its assignees shall have a Right of First Refusal, pursuant to this Agreement, to purchase shares transferred by an Investor which is a partnership to its partners, former partners or an affiliated partnership managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company in accordance with partnership interests.

                    5.2  SUCCESSORS AND ASSIGNS.   Except as otherwise provided
herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives.

                    5.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 66 2/3% of the Series A and Series B Preferred Stock.
Any amendment or waiver effected in

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accordance with this Section 5.3 shall be binding upon the Company, the holders of Series A Preferred Stock and the holders of the Series B Preferred Stock, and each of their respective successors and assigns.

                    5.4 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below on the signature page or on EXHIBIT A hereto, or as subsequently modified by written notice.

                    5.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                    5.6 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                    5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                    5.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    5.9 ADDITION OF INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Series B Purchase Agreement, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

                              [Signature Page Follows]

               The parties have executed this Agreement as of the date first written above.

                                        COMPANY:


                                        NEXTNET, INC.


                                        By:  \s\  Issac Shpantez
                                             Isaac Shpantzer, President

                                        Address:
                                        11173 Meg Grace Lane
                                        Eden Prairie, MN  55344

                                        RACOTEK, INC.


                                        By: \s\  Mike Fabiaschi

                                        Name:    Mike Fabiaschi

                                        Title:  President and CEO

                                        Address:
                                        7301 Ohms Lane
                                        Suite 200
                                        Minneapolis, MN 55439

                                        INVESTORS:


                                        SVM STAR VENTURES MANAGEMENTGESELLSCHAFT
                                        mbH Nr. 3 & CO. BETEILIGUNGS KG Nr. 2
                                        By:  SVM Star Ventures Management-
                                               gesellschaft mbH No. 3

                                        By:  \s\  Dr. Meir Barel
                                             Dr. Meir Barel

                                        Address:
                                        Posartstrasse 9
                                        D-81679 Munich, Germany
                                        Facsimile:  49-89-419-43030

                                        INVESTORS:


                                        SVE STAR VENTURES ENTERPRISES NO. VII,
                                               A GERMAN CIVIL LAW PARTNERSHIP
                                               (with limitation of liability)
                                        By:  SVM Star Ventures Management-
                                               gesellschaft mbH No. 3

                                        By:  \s\  Dr. Meir Barel
                                             Dr. Meir Barel

                                        Address:
                                        Posartstrasse 9
                                        D-81679 Munich, Germany
                                        Facsimile:  49-89-419-43030

                                        INVESTORS:


                                        STAR SEED ENTERPRISES, A GERMAN CIVIL
                                               LAW PARTNERSHIP (with limitation
                                               of liability)
                                        By:  Star-Seed Managementgesellschaft
                                               mbH

                                        By:  \s\  Dr. Meir Barel
                                             Dr. Meir Barel

                                        Address:
                                        Posartstrasse 9
                                        D-81679 Munich, Germany
                                        Facsimile:  49-89-419-43030

                                        INVESTORS:


                                        DOLL TECHNOLOGY INVESTMENT FUND, A
                                        CALIFORNIA LIMITED PARTNERSHIP
                                        By:  Doll Technology Investment
                                               Managment, LLC, its General
                                               Partner

                                        By:    \s\  Dixon R. Doll
                                        Name:  Dixon R. Doll

                                        Address:
                                        3000 Sand Hill Road
                                        Building 3, Suite 225
                                        Menlo Park, CA 94025

                                        INVESTORS:


                                        DOLL TECHNOLOGY AFFILIATES FUND, L.P.
                                        By:  Doll Technology Investment
                                               Managment, LLC, its General
                                               Partner

                                        By:    \s\  Dixon R. Doll
                                        Name:  Dixon R. Doll

                                        Address:
                                        3000 Sand Hill Road
                                        Building 3, Suite 225
                                        Menlo Park, CA 94025

                                        INVESTORS:


                                        DOLL TECHNOLOGY SIDE FUND, L.P.
                                        By:  Doll Technology Investment
                                               Managment, LLC, its General
                                               Partner

                                        By:    \s\  Dixon R. Doll
                                        Name:  Dixon R. Doll

                                        Address:
                                        3000 Sand Hill Road
                                        Building 3, Suite 225
                                        Menlo Park, CA 94025

                                        INVESTORS:


                                        JAFCO Co., Ltd.

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Attorney-in-fact


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        JAFCO G-6 (A) Investment Enterprise
                                               Partnership

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Attorney-in-fact


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        JAFCO G-6 (B) Investment Enterprise
                                               Partnership

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Attorney-in-fact


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        JAFCO G-7 (A) Investment Enterprise
                                               Partnership

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Attorney-in-fact


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        JAFCO G-7 (B) Investment Enterprise
                                               Partnership

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Attorney-in-fact


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        JAFCO USIT Fund III, L.P.

                                        By:    \s\  Hitoshi Imuta
                                        Name:  Hitoshi Imuta
                                               Chairman
                                               JAFCO America Ventures, Inc.
                                               Its Executive Partner


                                        Address:
                                        JAFCO America Ventures, Inc.
                                        505 Hamilton Street
                                        Suite 310
                                        Palo Alto, CA 94301

                                        INVESTORS:


                                        DON GREEN


                                        By:    \s\  Don Green
                                               Don Green


                                        Address:
                                        1 Willowbrook Court
                                        Petaluma, CA 94954

                              INVESTORS:



                              ____________________________________
                              Dovrat, Shrem & Co., Ltd.


                              ____________________________________
                              Horizon Fund Ltd.


                              ____________________________________
                              Dovrat, Shrem-Skies Fund 92' Ltd.


                              ____________________________________
                              Dovrat, Shrem-Rainbow Fund, Ltd.


                              ____________________________________
                              Canada Israel Opportunity Fund L.P.


                              _____________________________________
                              The Canada-Israel Opportunity Fund II


                              ____________________________________
                              Dovrat, Shrem Founders Group,
                                 Limited Partnership


                              Address:
                              Dovrat, Shrem & Co.
                              Shaul Hamelech Avenue #37
                              Tel Aviv 64928
                              ISRAEL